Exhibit 99.1

Contact:

Darrell W. Crate

Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results for

Third Quarter and Nine Months Ended September 30, 2004

Company Reports EPS of $0.55; Cash EPS of $0.96

Boston, MA, October 27, 2004 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and nine months ended September 30, 2004.

Cash earnings per share (“Cash EPS”) for the third quarter of 2004 were $0.96, compared to $0.84 for the third quarter of 2003, while diluted earnings per share for the third quarter of 2004 were $0.55, compared to $0.50 for the same period of 2003.  Cash Net Income was $29.3 million for the third quarter of 2004, compared to $27.5 million for the third quarter of 2003.  Net Income for the third quarter of 2004 was $16.8 million, compared to $16.4 million for the third quarter of 2003.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the third quarter of 2004, revenue was $165.8 million, compared to $128.5 million for the third quarter of 2003.  EBITDA for the third quarter of 2004 was $42.7 million, compared to $39.3 million for the same period of 2003.

For the nine months ended September 30, 2004, Cash Net Income was $89.0 million, while EBITDA was $132.6 million.  For the same period, Net Income was $53.9 million, on revenue of $476.0 million.  For the nine months ended September 30, 2003, Cash Net Income was $76.5 million, while EBITDA was $106.6 million.  For the same period, Net Income was $43.2 million, on revenue of $355.4 million.

Net client cash flows were $(1.1) billion, with outflows of $1.0 billion from directly managed assets, and $99 million from overlay assets.  Net inflows in the mutual fund channel were $475 million, while outflows in the institutional and high net worth channels were $308 million and $1.2 billion, respectively.  These aggregate net client cash flows for the quarter resulted in a decrease of approximately $1.0 million to AMG’s annualized EBITDA.  The aggregate assets under management of AMG’s affiliated investment management firms at September 30, 2004 were $101.0 billion, and pro forma for its pending investment in TimesSquare Capital Management and acquisition of the Fremont Funds, AMG’s assets under management at September 30, 2004 were approximately $109.0 billion.

(more)

“AMG’s Affiliates posted solid results during a challenging quarter in the equity market environment, generating growth in Cash earnings per share of 15% year-over-year,” stated William J. Nutt, Chairman and Chief Executive Officer.  “While our net flows in the high net worth and institutional channels reflect continued challenges to the large-cap product at Rorer Asset Management, client cash flows remained strong across the remainder of our Affiliate group, particularly in the mutual fund channel, where our international and value equity funds have generated strong results for both the quarter and the year-to-date.”

“We were very pleased this quarter to announce our pending investment in the equity business of TimesSquare Capital Management, a highly regarded investment manager specializing in small- and mid-cap growth equity investing with approximately $5.0 billion in assets under management.  We expect to complete our investment in TimesSquare and our acquisition of the Fremont Funds during the fourth quarter,” stated Sean M. Healey, President and Chief Operating Officer.  “In addition to these pending transactions, we continue to make excellent progress in executing additional investments in new Affiliates.”

“AMG significantly expanded the scope of our growth and development initiatives during the third quarter,” stated Nate Dalton, Executive Vice President in charge of Affiliate Development.  “With the launch of Managers Investment Group, we have combined several successful distribution and service teams with an industry-leading operational infrastructure to distribute and service more than 75 institutional-quality investment products offered by AMG Affiliates to separate account and mutual fund investors through banks, brokerage firms, and other sponsored platforms.  Managers Investment Group brings together the strengths of several complementary businesses to expand our product offerings across segments of the retail marketplace.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2003.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-366-7449 (domestic calls) or 1-303-262-2190 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11009627.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,

please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months Ended 9/30/03	Three Months Ended 9/30/04

Revenue	$128,465	$165,846

Net Income	$16,395	$16,799

Cash Net Income (A)	$27,527	$29,253

EBITDA (B)	$39,314	$42,728

Average shares outstanding - diluted (C)	32,951,832	30,570,211

Earnings per share - diluted (C)	$0.50	$0.55

Cash earnings per share - diluted (C) (D)	$0.84	$0.96

	December 31, 2003	September 30, 2004

Cash and cash equivalents	$253,334	$314,867

Senior bank debt	$—	$51,000

Senior convertible debt	$423,340	$423,803

Mandatory convertible securities	$230,000	$375,750

Stockholders’ equity	$614,769	$491,105

	Nine Months Ended 9/30/03	Nine Months Ended 9/30/04

Revenue	$355,413	$476,042

Net Income	$43,215	$53,889

Cash Net Income (A)	$76,489	$88,986

EBITDA (B)	$106,608	$132,607

Average shares outstanding - diluted (C)	32,572,684	30,991,442

Earnings per share - diluted (C)	$1.33	$1.74

Cash earnings per share - diluted (C) (D)	$2.35	$2.87

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, June 30, 2004	$25,805	$54,335	$22,079	$102,219
Net client cash flows - directly managed assets	475	(308)	(1,178)	(1,011)
Net client cash flows - overlay assets	—	(99)	—	(99)
Investment performance	(99)	528	(527)	(98)
Assets under management, September 30, 2004	$26,181	$54,456	$20,374	$101,011

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2003	$23,339	$44,686	$23,499	$91,524
Net client cash flows - directly managed assets	1,118	837	(2,928)	(973)
Net client cash flows - overlay assets	—	33	—	33
New investments	361	7,257	—	7,618
Investment performance	1,363	1,643	(197)	2,809
Assets under management, September 30, 2004	$26,181	$54,456	$20,374	$101,011

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three Months		Three Months
	Ended	Percent of	Ended	Percent of
	9/30/03	Total	9/30/04	Total
Revenue
Mutual Fund	$50,094	39%	$63,857	38%
Institutional	44,956	35%	67,808	41%
High Net Worth	33,415	26%	34,181	21%
	$128,465	100%	$165,846	100%

EBITDA (B)
Mutual Fund	$15,975	41%	$17,537	41%
Institutional	12,632	32%	16,744	39%
High Net Worth	10,707	27%	8,447	20%
	$39,314	100%	$42,728	100%

	Nine Months		Nine Months
	Ended	Percent of	Ended	Percent of
	9/30/03	Total	9/30/04	Total
Revenue
Mutual Fund	$136,286	38%	$185,710	39%
Institutional	122,220	35%	185,421	39%
High Net Worth	96,907	27%	104,911	22%
	$355,413	100%	$476,042	100%

EBITDA (B)
Mutual Fund	$42,000	40%	$53,906	41%
Institutional	34,533	32%	50,063	38%
High Net Worth	30,075	28%	28,638	21%
	$106,608	100%	$132,607	100%

Affiliated Managers Group, Inc.

Reconciliation of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	9/30/03	9/30/04

Net Income	$16,395	$16,799
Intangible amortization	4,065	4,950
Intangible-related deferred taxes	5,950	6,441
Affiliate depreciation	1,117	1,063
Cash Net Income (A)	$27,527	$29,253

Cash flow from operations	$49,348	$51,133
Interest expense, net of non-cash items	4,789	6,829
Current tax provision	3,372	3,240
Changes in assets and liabilities and other adjustments	(18,195)	(18,474)
EBITDA (B)	$39,314	$42,728
Holding company expenses	5,000	7,036
EBITDA Contribution	$44,314	$49,764

	Nine Months	Nine Months
	Ended	Ended
	9/30/03	9/30/04

Net Income	$43,215	$53,889
Intangible amortization	12,112	13,214
Intangible-related deferred taxes	17,849	18,684
Affiliate depreciation	3,313	3,199
Cash Net Income (A)	$76,489	$88,986

Cash flow from operations	$83,034	$128,535
Interest expense, net of non-cash items	14,350	20,641
Current tax provision	7,114	13,413
Changes in assets and liabilities and other adjustments	2,110	(29,982)
EBITDA (B)	$106,608	$132,607
Holding company expenses	14,982	20,965
EBITDA Contribution	$121,590	$153,572

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004

Revenue	$128,465	$165,846	$355,413	$476,042

Operating expenses:
Compensation and related expenses	47,054	61,296	126,578	176,178
Selling, general and administrative	21,447	28,440	61,843	77,086
Amortization of intangible assets	4,065	4,950	12,112	13,214
Depreciation and other amortization	1,560	1,587	4,684	4,746
Other operating expenses	3,741	5,176	11,519	12,349
	77,867	101,449	216,736	283,573
Operating income	50,598	64,397	138,677	192,469

Non-operating (income) and expenses:
Investment and other (income) loss	(3,334)	1,387	(6,293)	(2,195)
Interest expense	5,901	8,193	17,323	24,318
	2,567	9,580	11,030	22,123

Income before minority interest and taxes	48,031	54,817	127,647	170,346
Minority interest (E)	(20,243)	(26,819)	(55,158)	(80,017)

Income before income taxes	27,788	27,998	72,489	90,329

Income taxes - current	3,372	3,240	7,114	13,413
Income taxes - intangible-related deferred	5,950	6,441	17,849	18,684
Income taxes - other deferred	2,071	1,518	4,311	4,343
Net Income	$16,395	$16,799	$43,215	$53,889

Average shares outstanding - basic (C)	31,843,368	29,353,068	31,831,957	29,551,383
Average shares outstanding - diluted (C)	32,951,832	30,570,211	32,572,684	30,991,442

Earnings per share - basic (C)	$0.51	$0.57	$1.36	$1.82
Earnings per share - diluted (C)	$0.50	$0.55	$1.33	$1.74

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2003	2004
Assets
Current assets:
Cash and cash equivalents	$253,334	$314,867
Investment advisory fees receivable	65,288	89,004
Prepaid expenses and other current assets	20,861	18,951
Total current assets	339,483	422,822

Fixed assets, net	36,886	40,884
Acquired client relationships, net	364,429	373,893
Goodwill	751,607	814,379
Other assets	26,800	33,950
Total assets	$1,519,205	$1,685,928

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$89,707	$128,037
Notes payable to related party	11,744	9,305
Total current liabilities	101,451	137,342

Senior bank debt	—	51,000
Senior convertible debt	423,340	423,803
Mandatory convertible securities	230,000	375,750
Deferred income taxes	92,707	115,308
Other long-term liabilities	16,144	24,952
Total liabilities	863,642	1,128,155

Minority interest (E)	40,794	66,668

Stockholders’ equity:
Common stock	235	353
Additional paid-in capital	408,449	381,252
Accumulated other comprehensive income	944	1,689
Retained earnings	306,972	360,861
	716,600	744,155
Less treasury stock, at cost	(101,831)	(253,050)
Total stockholders’ equity	614,769	491,105
Total liabilities and stockholders’ equity	$1,519,205	$1,685,928

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004

Cash flow from operating activities:
Net Income	$16,395	$16,799	$43,215	$53,889
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	4,065	4,950	12,112	13,214
Amortization of debt issuance costs	958	1,020	2,414	2,852
Depreciation and amortization of fixed assets	1,560	1,587	4,684	4,746
Deferred income tax provision	8,021	7,959	22,160	23,027
Accretion of interest	154	344	559	825
Tax benefit from exercise of stock options	1,506	16	2,420	5,525
Other adjustments	—	2,493	(555)	2,493
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(4,825)	(9,109)	(5,417)	(23,716)
Decrease (increase) in other current assets	(2,360)	(18)	(3,065)	6,847
Decrease (increase) in non-current other receivables	3,364	(4,127)	2,664	(599)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	13,996	15,121	(770)	17,933
Increase in minority interest	6,514	14,098	2,613	21,499
Cash flow from operating activities	49,348	51,133	83,034	128,535

Cash flow used in investing activities:
Cost of investments, net of cash acquired	(1,750)	(2,112)	(7,868)	(82,178)
Purchase of fixed assets	(20,352)	(2,966)	(23,211)	(6,485)
Investment in marketable securities	—	—	(1,852)	(2,592)
Increase in other assets	—	—	(12)	(57)
Cash flow used in investing activities	(22,102)	(5,078)	(32,943)	(91,312)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	51,000	85,000	51,000
Repayments of senior bank debt	—	—	(85,000)	—
Issuances of convertible securities	—	—	300,000	300,000
Repurchase of convertible securities	—	(124,525)	(105,841)	(124,525)
Issuance of equity securities	4,199	145	8,972	11,559
Repurchases of common stock	—	—	(33,688)	(194,420)
Issuance costs	(358)	(2,521)	(7,819)	(12,365)
Repayments of notes payable	(506)	—	(8,574)	(7,041)
Cash flow from (used in) financing activities	3,335	(75,901)	153,050	24,208

Effect of foreign exchange rate changes on cash flow	—	41	244	102
Net increase (decrease) in cash and cash equivalents	30,581	(29,805)	203,385	61,533
Cash and cash equivalents at beginning of period	200,512	344,672	27,708	253,334
Cash and cash equivalents at end of period	$231,093	$314,867	$231,093	$314,867

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation.  This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

In January 2004, the Company’s Board of Directors authorized a three-for-two stock split.  The additional shares of common stock were distributed on March 29, 2004.  The weighted average shares outstanding and per share figures reflect the stock split.

(D)	Cash earnings per share represents Cash Net Income divided by average shares outstanding.
(E)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.